Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-203935

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 19, 2017

Preliminary Prospectus Supplement

(To Prospectus dated May 7, 2015)

$

QUALCOMM Incorporated

$ Floating Rate Notes due 20 $ Floating Rate Notes due 20 $ Floating Rate Notes due 20	$ % Notes due 20 $ % Notes due 20 $ % Notes due 20 $ % Notes due 20 $ % Notes due 20 $ % Notes due 20

We are offering $        in aggregate principal amount of our Floating Rate Notes due 20     (the 20     Floating Rate Notes), $        in aggregate principal amount of our Floating Rate Notes due 20     (the 20     Floating Rate Notes), $        in aggregate principal amount of our Floating Rate Notes due 20     (the 20     Floating Rate Notes and, together with the 20     Floating Rate Notes and the 20     Floating Rate Notes, the Floating Rate Notes), $        in aggregate principal amount of our     % Notes due 20     (the 20     Fixed Rate Notes), $        in aggregate principal amount of our     % Notes due 20     (the 20     Fixed Rate Notes), $        in aggregate principal amount of our     % Notes due 20     (the 20     Fixed Rate Notes), $        in aggregate principal amount of our     % Notes due 20     (the 20     Fixed Rate Notes), $        in aggregate principal amount of our     % Notes due 20     (the 20     Fixed Rate Notes) and $        in aggregate principal amount of our     % Notes due 20     (the 20     Fixed Rate Notes and, together with the 20     Fixed Rate Notes, the 20     Fixed Rate Notes, the 20     Fixed Rate Notes, the 20     Fixed Rate Notes and the 20     Fixed Rate Notes, the Fixed Rate Notes). We refer to the Floating Rate Notes and the Fixed Rate Notes collectively as the notes.

The 20     Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus     % per year, the 20     Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus     % per year, the 20     Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus     % per year, the 20     Fixed Rate Notes will bear interest at the rate of     % per year, the 20     Fixed Rate Notes will bear interest at the rate of     % per year, the 20     Fixed Rate Notes will bear interest at the rate of     % per year, the 20     Fixed Rate Notes will bear interest at the rate of     % per year, the 20     Fixed Rate Notes will bear interest at the rate of     % per year and the 20     Fixed Rate Notes will bear interest at the rate of     % per year. Interest on the Floating Rate Notes will be payable quarterly on                     ,                     ,                      and                      of each year, beginning on                      , 2017. Interest on the Fixed Rate Notes will be payable semiannually on                      and                      of each year, beginning on                     , 2017. The 20     Floating Rate Notes will mature on                     , 20    , the 20     Floating Rate Notes will mature on                     , 20    , the 20     Floating Rate Notes will mature on                     , 20    , the 20     Fixed Rate Notes will mature on                     , 20    , the 20     Fixed Rate Notes will mature on                     , 20    , the 20     Fixed Rate Notes will mature on                     , 20    , the 20     Fixed Rate Notes will mature on                     , 20    , the 20     Fixed Rate Notes will mature on                 , 20     and the 20     Fixed Rate Notes will mature on                     , 20    .

At our option, we may redeem some or all of the notes of each series of Fixed Rate Notes at the applicable redemption prices described under “Description of Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any to the date of redemption. The Floating Rate Notes may not be redeemed at our option before maturity.

On October 27, 2016, we entered into a definitive agreement (as it may be amended or supplemented, the Purchase Agreement) under which Qualcomm River Holdings, B.V. (Qualcomm River Holdings), our indirect, wholly owned subsidiary, will acquire NXP Semiconductors N.V. (NXP, and such acquisition, the Acquisition). The closing of this offering is not conditioned upon the consummation of the Acquisition, which, if consummated, will occur subsequent to the closing of this offering. We estimate that the total amount of funds required to consummate the Acquisition and the other transactions contemplated by the Purchase Agreement and to repurchase for cash the 1.00% cash convertible senior notes due 2019 issued by NXP pursuant to that certain indenture dated as of December 1, 2014 by and between NXP and Deutsche Bank Trust Company Americas (the NXP Convertible Senior Notes) at the option of holders of such

notes will be approximately $39.5 billion. We intend to use the net proceeds of the offering of the 20      Floating Rate Notes, the 20      Floating Rate Notes, the 20      Fixed Rate Notes and the 20      Fixed Rate Notes (collectively, the Special Mandatory Redemption Notes), together with cash held by our foreign entities and borrowings under our loan facilities, to pay the consideration for the Acquisition and the transaction fees and expenses to consummate the other transactions contemplated by the Purchase Agreement and to repurchase for cash the NXP Convertible Senior Notes at the option of holders of such notes. If the Acceptance Time (as defined in the Purchase Agreement) has not occurred on or before 11:59 p.m., New York City time, on October 27, 2017 (or such later date on or prior to June 1, 2018 to which the “End Date” under the Purchase Agreement is extended) or if, prior to such date, the Purchase Agreement is terminated, we must redeem all of the Special Mandatory Redemption Notes at a redemption price equal to 101% of the aggregate principal amount of the Special Mandatory Redemption Notes, plus accrued and unpaid interest to, but excluding, the date of such special mandatory redemption (the Special Mandatory Redemption). There is no escrow account for, or security interest in, the proceeds from the sales of the Special Mandatory Redemption Notes for the benefit of holders of such notes. See “Risk Factors” and “Description of Notes—Redemption—Special Mandatory Redemption.”

The notes will be our senior unsecured obligations and will rank equally with our other senior debt from time to time outstanding. Each series of notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes of any series on any exchange.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-14 of this prospectus supplement.

	Price to public(1)		Underwriting discounts		Proceeds to us (before expenses)(1)
Per 20 Floating Rate Note		%		%		%
Total	$		$		$
Per 20 Floating Rate Note		%		%		%
Total	$		$		$
Per 20 Floating Rate Note		%		%		%
Total	$		$		$
Per 20 Fixed Rate Note		%		%		%
Total	$		$		$
Per 20 Fixed Rate Note		%		%		%
Total	$		$		$
Per 20 Fixed Rate Note		%		%		%
Total	$		$		$
Per 20 Fixed Rate Note		%		%		%
Total	$		$		$
Per 20 Fixed Rate Note		%		%		%
Total	$		$		$
Per 20 Fixed Rate Note		%		%		%
Total	$		$		$

Total	$		$		$

(1)	Plus accrued interest, if any, from , 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the notes is expected to be made in book-entry form through the facilities of The Depository Trust Company (DTC) and its direct participants, including Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream), against payment on or about                 , 2017.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	BofA Merrill Lynch

Barclays	Citigroup	Deutsche Bank Securities

Prospectus Supplement dated                     , 2017

Prospectus Supplement

The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying base prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting—Sales Outside the United States.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and certain other matters. The second part, the accompanying base prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

We are only responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus or any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying base prospectus or any free writing prospectus is accurate only as of the date on the front of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we otherwise specify, when used in this prospectus supplement, the terms “Qualcomm,” “we,” “our,” “ours,” “us” and the “Company” refer to QUALCOMM Incorporated, a Delaware corporation, and its subsidiaries on a consolidated basis.

S-ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein and therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Securities Act of 1933, as amended (the Securities Act), and the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Acquisition, the Company, industry, geographic, product, technology or demand projections, estimates, forecasts, trends, growth opportunities or our positioning or ability to capitalize thereon; our business or financial outlook, projections, estimates, guidance, forecasts, trends or growth; our business or growth initiatives or strategies; projections, estimates, forecasts, trends or growth in 3G, 3G/4G, mobile connections, mobile data traffic, small cells, device shipments or sales or average selling prices; our product roadmap; devices which may contain our products; or future products, technologies, services, innovations, features or functionality. Forward-looking statements are generally identified by words such as “expects,” “believes,” “anticipates,” “projects,” “estimates,” “guidance” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements in this prospectus and any free writing prospectus and the information incorporated or deemed to be incorporated herein and therein by reference.

Actual results may differ materially from those referred to in the forward-looking statements for various reasons including the risks we face, which are more fully described under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended September 25, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended December 25, 2016 and March 26, 2017, which are incorporated herein by reference, and the risk factors related to NXP, to the extent they are applicable to the combined company after the consummation of the Acquisition, which are described under “Part I, Item 3, D, Risk Factors” in NXP’s Annual Report on Form 20-F for the year ended December 31, 2016, as updated by NXP’s quarterly interim report on Form 6-K for the quarter ended April 2, 2017, which are incorporated herein by reference. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements:

•

risks associated with the Acquisition, including the risk that we fail to complete the Acquisition, in a timely manner or at all, regulatory risks, risks associated with our use of a significant portion of our cash and our taking on significant indebtedness, other financial risks, integration risks, risk associated with the reactions of customers, suppliers and employees and the possibility that the anticipated synergies and other benefits from the Acquisition cannot be fully realized or cannot be realized within the expected time periods;

•

risks associated with commercial network deployments, expansions and upgrades of Code Division Multiple Access (CDMA), Orthogonal Frequency Division Multiple Access (OFDMA) and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and customers’ demand for our products and services;

•	competition in an environment of rapid technological change;

•	our dependence on a small number of customers and licensees;

•	our dependence on the premium-tier device segment;

•	attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations;

•	potential changes to our patent licensing practices due to governmental investigations and/or private legal proceedings challenging those practices;

•	government regulations and policies, or adverse rulings in government investigations or other proceedings;

S-iii

•	the enforcement and protection of our intellectual property rights;

•	our ability to extend our products and services into new and expanded product areas and the commercial success of our existing technologies, products and services and new technologies;

•	risks associated with our operation and control of manufacturing facilities we acquired through the formation of RF360 Holdings Singapore Pte. Ltd., our joint venture with TDK Corporation;

•	the continued and future success of our licensing programs;

•	our dependence on a limited number of third-party suppliers;

•	claims by other companies that we infringe their intellectual property;

•	strategic acquisitions, transactions and investments;

•	our use of open source software;

•	fluctuations in our stock price, earnings and the fair value of our investments;

•	our indebtedness;

•	global, regional or local economic conditions that impact the mobile communications industry or the other industries in which we operate;

•	our ability to attract and retain qualified employees;

•	foreign currency fluctuations;

•	failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors;

•	potential security breaches; and

•	potential tax liabilities.

Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus supplement. However, readers should carefully review the reports and documents we file or furnish from time to time with the Securities and Exchange Commission (the SEC), particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers should also carefully review reports and documents that NXP files or furnishes from time to time with the SEC, particularly its annual reports on Form 20-F and other reports on Form 6-K. For information about how to obtain a copy of these reports or other documents that we or NXP file with the SEC, see “Where You Can Find More Information” in this prospectus supplement.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information from this prospectus supplement and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section entitled “Where You Can Find More Information” in this prospectus supplement. You should pay special attention to the “Risk Factors” sections of this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended September 25, 2016, as updated by our Quarterly Reports on Form 10-Q for the quarters ended December 25, 2016 and March 26, 2017, and other reports and documents we file with the SEC, and, to the extent applicable to the combined company after the consummation of the Acquisition, “Part I, Item 3, D, Risk Factors” of NXP’s Annual Report on Form 20-F for the year ended December 31, 2016, as updated by NXP’s quarterly interim report on Form 6-K for the quarter ended April 2, 2017, to determine whether an investment in the notes is appropriate for you.

The Company

We develop and commercialize digital communication technologies called CDMA, OFDMA and numerous other key technologies used in handsets and tablets that contribute to end-user demand. We own significant intellectual property applicable to these technologies, including patents, patent applications and trade secrets. The mobile communications industry generally recognizes that a company seeking to develop, manufacture and/or sell products that use CDMA- and/or Long Term Evolution-based standards will require a patent license from us.

In addition to licensing portions of our intellectual property portfolio, which includes certain patent rights essential to and/or useful in the manufacture and sale of certain wireless products, our subsidiary QUALCOMM Technologies, Inc. and its subsidiaries design, manufacture, have manufactured on our behalf and market products based on CDMA, OFDMA and other digital communications technologies. These products principally consist of integrated circuits (also known as chips or chipsets) and system software used in mobile devices, wireless networks, broadband gateway equipment and consumer electronic devices. We also sell other products and services, which include, among others: wireless medical devices and software products and services designed for health care companies; engineering services; and products designed for the implementation of small cells.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “QCOM.” Our principal executive offices are located at 5775 Morehouse Drive, San Diego, California 92121-1714, and our telephone number is (858) 587-1121.

Recent Transactions

Acquisition of NXP

On October 27, 2016, we entered into the Purchase Agreement under which Qualcomm River Holdings, our indirect, wholly owned subsidiary, will acquire NXP. NXP is a leader in high-performance, mixed-signal semiconductor electronics in automotive, broad-based microcontrollers, secure identification, network processing and radio frequency (RF) power products. For more information about NXP, see “Part I, Item 4, Information on the Company” of NXP’s Annual Report on Form 20-F for the year ended December 31, 2016 and NXP’s quarterly interim report on Form 6-K for the quarter ended April 2, 2017, portions of which are incorporated herein by reference.

On November 18, 2016, pursuant to the Purchase Agreement, Qualcomm River Holdings commenced a tender offer to acquire all of the issued and outstanding common shares of NXP for $110 per share in cash, for an estimated total cash consideration to be paid to NXP’s shareholders of $38 billion. The Acquisition is expected to close by the end of calendar 2017 and is subject to receipt of regulatory approvals in various jurisdictions and other closing conditions, including the tender of at least 80% of the issued and outstanding common shares of NXP in the offer (provided that the minimum tender threshold may be reduced to a percentage not less than 70% with the prior written consent of NXP). During an extraordinary general meeting of NXP’s shareholders held on January 27, 2017, NXP’s shareholders approved certain matters relating to the Acquisition, including the appointment of designees of Qualcomm River Holdings to NXP’s board of directors (effective upon the consummation of the Acquisition) and certain transactions that are intended to be consummated after the completion of the tender offer. In addition, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on April 3, 2017. We estimate that the total amount of funds required to consummate the Acquisition and the other transactions contemplated by the Purchase Agreement and to repurchase for cash the NXP Convertible Senior Notes at the option of holders of such notes will be approximately $39.5 billion. We intend to use the net proceeds of the offering of the Special Mandatory Redemption Notes, together with cash held by our foreign entities and borrowings under our loan facilities, to pay the consideration for the Acquisition and the transaction fees and expenses to consummate the other transactions contemplated by the Purchase Agreement and to repurchase for cash the NXP Convertible Senior Notes at the option of holders of such notes. We also secured $11.1 billion in committed financing through a $7.1 billion bridge loan facility and $4.0 billion term loan facility. We do not expect to draw on the bridge loan facility upon issuance of the Special Mandatory Redemption Notes.

Qualcomm River Holdings and NXP may terminate the Purchase Agreement under certain circumstances. If the Purchase Agreement is terminated by NXP under certain circumstances, including termination by NXP to enter into a superior proposal for an alternative acquisition transaction or a termination following a change of recommendation by the NXP board of directors, NXP will be required to pay Qualcomm River Holdings a termination fee of $1.25 billion. If the Purchase Agreement is terminated by Qualcomm River Holdings under certain circumstances, including the failure to obtain the required regulatory approvals or the failure of NXP to complete certain pre-closing reorganization steps in all material respects, Qualcomm River Holdings will be required to pay NXP a termination fee of $2.0 billion. In November 2016, as required by the Purchase Agreement, Qualcomm River Holdings entered into four letters of credit for an aggregate amount of $2.0 billion related to the potential termination fee payable to NXP. Pursuant to the terms of each letter of credit, NXP will have the right to draw amounts to fund certain termination compensation owed by Qualcomm River Holdings to NXP if the Purchase Agreement is terminated under certain circumstances. The letters of credit expire on June 30, 2018 or, if drawn on by NXP or surrendered by Qualcomm River Holdings, on the date of such drawing or surrender. Each letter of credit is required to be fully cash collateralized in an amount equal to 100% of its face value through deposits with the issuers of the letters of credit. Qualcomm River Holdings is restricted from using the funds deposited as collateral while the letters of credit are outstanding. At March 26, 2017, the letters of credit were fully collateralized through bank time deposits and money market funds, which were recorded as other noncurrent assets.

As of April 2, 2017, NXP had outstanding indebtedness with an aggregate principal amount of $6.65 billion, including $750 million principal amount of 3.75% senior unsecured notes due 2018, $600 million principal amount of 4.125% senior unsecured notes due 2020, $1.35 billion principal amount of 4.125% senior unsecured notes due 2021, $1.0 billion principal amount of 3.875% senior unsecured notes due 2022, $400 million principal amount of 4.625% senior unsecured notes due 2022, $500 million principal amount of 5.75% senior unsecured notes due 2023, $900 million principal amount of 4.625% senior unsecured notes due 2023 (collectively, the NXP Notes), each issued by NXP’s wholly owned subsidiaries, NXP B.V. and NXP Funding LLC and $1.15 billion principal amount of the NXP Convertible Senior Notes. Following the Acquisition, we currently anticipate conducting exchange offers under which we would offer to exchange some or all of the NXP Notes for newly issued Qualcomm notes.

Regardless of the consummation of the Acquisition and/or this offering, the exchange offers may not occur. Also, even if we conduct exchange offers for all of the NXP Notes, there is no guarantee that all of the NXP noteholders will participate in the exchange offers. Following the Acquisition, we expect any NXP Notes not exchanged into Qualcomm notes will become obligations of our subsidiaries, as successors to NXP B.V. and NXP Funding LLC. This prospectus supplement is not an offer or solicitation of an offer to purchase any of the NXP Notes and/or participate in any of the exchange offers.

The Offering

The summary below describes the principal terms of the notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying base prospectus contain a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our” and “us” refer only to QUALCOMM Incorporated and not to its consolidated subsidiaries.

Issuer	QUALCOMM Incorporated

Securities Offered	$ in aggregate principal amount of Floating Rate Notes due 20

$ in aggregate principal amount of Floating Rate Notes due 20

$ in aggregate principal amount of Floating Rate Notes due 20

$ in aggregate principal amount of % Notes due 20

$ in aggregate principal amount of % Notes due 20

$ in aggregate principal amount of % Notes due 20

$ in aggregate principal amount of % Notes due 20

$ in aggregate principal amount of % Notes due 20

$ in aggregate principal amount of % Notes due 20

Original Issue Date	, 2017

Maturity Date	, 20 for the 20 Floating Rate Notes

, 20 for the 20 Floating Rate Notes

, 20 for the 20 Floating Rate Notes

, 20 for the 20 Fixed Rate Notes

, 20 for the 20 Fixed Rate Notes

, 20 for the 20 Fixed Rate Notes

, 20 for the 20 Fixed Rate Notes

, 20 for the 20 Fixed Rate Notes

, 20 for the 20 Fixed Rate Notes

Interest Rate	Three-month LIBOR plus % for the 20 Floating Rate Notes

Three-month LIBOR plus % for the 20 Floating Rate Notes

Three-month LIBOR plus % for the 20 Floating Rate Notes

% per annum for the 20 Fixed Rate Notes

% per annum for the 20 Fixed Rate Notes

% per annum for the 20 Fixed Rate Notes

% per annum for the 20 Fixed Rate Notes

% per annum for the 20 Fixed Rate Notes

% per annum for the 20 Fixed Rate Notes

Interest Payment Dates	Interest on the Floating Rate Notes will be payable quarterly in arrears on , , and of each year, beginning on , 2017. Interest on the Fixed Rate Notes will be payable semiannually on and of each year, beginning on , 2017.

Ranking	The notes will be our general senior unsecured obligations and will rank equally with our other senior debt from time to time outstanding. The notes will be effectively subordinated to any secured debt we incur in the future and will be structurally subordinated to existing and future indebtedness and other liabilities of our existing and future subsidiaries.

Use of Proceeds	We estimate that the net proceeds of this offering, after deducting underwriting discounts and our offering expenses, will be approximately $ . We intend to use the net proceeds of the offering of the Special Mandatory Redemption Notes, together with cash held by our foreign entities and borrowings under our loan facilities, to pay the consideration for the Acquisition and the transaction fees and expenses to consummate the other transactions contemplated by the Purchase Agreement and to repurchase for cash the NXP Convertible Senior Notes at the option of holders of such notes. We intend to use the net proceeds of the offering of the 20 Floating Rate Notes, the 20 Fixed Rate Notes, the 20 Fixed Rate Notes, the 20 Fixed Rate Notes and the 20 Fixed Rate Notes for general corporate purposes, which may include the repayment of a portion of the Special Mandatory Redemption Notes or funding our capital return program and acquisitions, among other uses. See “Use of Proceeds.”

Special Mandatory Redemption

If the Acceptance Time (as defined in the Purchase Agreement) has not occurred on or before 11:59 p.m., New York City time, on October 27, 2017 (or such later date on or prior to June 1, 2018 to which the “End Date” under the Purchase Agreement is extended) or if, prior to such date, the Purchase Agreement is terminated, we must redeem all of the Special Mandatory Redemption Notes at a redemption price equal to 101% of the aggregate principal amount of the Special Mandatory Redemption Notes, plus accrued and unpaid interest to, but excluding, the date of such Special Mandatory Redemption. The date of the Special Mandatory Redemption shall be no earlier than three business days and no later than 30 days (or otherwise in accordance with the applicable procedures of DTC) following the transmission of a notice of Special Mandatory Redemption, which shall be transmitted no later than five business days after the occurrence of the event triggering Special Mandatory Redemption. See “Description of Notes—Redemption—Special Mandatory Redemption.”

Optional Redemption	We do not have the right to redeem the Floating Rate Notes at our option prior to maturity. We may redeem the 20 Fixed Rate Notes and the 20 Fixed Rate Notes in whole or in part at any time, the 20 Fixed Rate Notes in whole or in part at any time prior to , 20 (the date that is month prior to the maturity date of such notes), the 20 Fixed Rate Notes in whole or in part at any time prior to , 20 (the date that is months prior to the maturity date of such notes), the 20 Fixed Rate Notes in whole or in part at any time prior to , 20 (the date that is months prior to the maturity date of such notes) and the 20 Fixed Rate Notes in whole or in part at any time prior to , 20 (the date that is months prior to the maturity date of such notes), in each case, at our option, at a redemption price calculated by us equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon, not including any portion of payments of interest accrued as of the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus basis points with respect to the 20 Fixed Rate Notes, basis points with respect to the 20 Fixed Rate Notes, basis points with respect to the 20 Fixed Rate Notes, basis points with respect to the 20 Fixed Rate Notes, basis points with respect to the 20 Fixed Rate Notes, and basis points with respect to the 20 Fixed Rate Notes plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

At any time on and after        , 20     with respect to the 20    Fixed Rate Notes (the date that is                month prior to the maturity date of such notes),         , 20     with respect to the 20    Fixed Rate Notes (the date that is                months prior to the maturity date of such notes),         , 20     with respect to the 20    Fixed Rate Notes (the date that is                 months prior to the maturity date of such notes) and         , 20     with respect to the 20    Fixed Rate Notes (the date that is                 months prior to the maturity date of such notes), we may redeem the notes of the applicable series in whole or in part, at our option at any time or from time to time, at a redemption price equal to

100% of the principal amount of the notes to be redeemed, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date.

Further Issuances	We may, without the consent of the holders, issue in the future additional notes of any series under the indenture with the same terms (except for the issue date, price to public and, if applicable, the initial interest payment date) and with the same CUSIP number as the notes of that series offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes of any series are not fungible with the notes of that series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

Sinking Fund	The notes will not be entitled to the benefit of any sinking fund.

Listing and Trading	Each series of notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes of any series on any exchange. The underwriters have advised us that they currently intend to make a market in each series of notes, but they are not obligated to do so and may, in their sole discretion, discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information.

Global Notes; Book-Entry System	Each series of notes will be represented by one or more global notes. The global notes will be deposited with the trustee, as custodian for DTC.

Ownership of beneficial interests in the global notes will be shown on, and transfers of such interests will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants, including the depositaries for Clearstream or Euroclear.

The notes of each series will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. See “Description of Notes—Global Notes, Book-Entry Form.”

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Material U.S. Federal Income Tax Consequences	For material U.S. federal income tax consequences of the investment in the notes, see “Material U.S. Federal Income and Estate Tax Considerations.”

Trustee, Registrar and Paying Agent	U.S. Bank National Association

Risk Factors	Investment in the notes involves certain risks. You should carefully consider the information under “Risk Factors” on page S-14 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes.

Summary Consolidated Financial Information of Qualcomm

The following summary consolidated financial information of Qualcomm should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 26, 2017 and in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 25, 2016, all incorporated by reference in this prospectus. The summary consolidated financial information for the six months ended March 26, 2017 and March 27, 2016 and as of March 26, 2017 are derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the quarter ended March 26, 2017. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements and reflect, in the opinion of management, all normal recurring adjustments necessary for a fair statement of the results for the interim periods indicated. The summary consolidated financial information for the years ended September 25, 2016, September 27, 2015 and September 28, 2014 are derived from our audited consolidated financial statements incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended September 25, 2016. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

	Six Months Ended		Year Ended
	March 26, 2017	March 27, 2016	September 25, 2016	September 27, 2015	September 28, 2014
	(In millions)
Statement of Operations Information
Revenues:
Equipment and services	$7,828	$7,436	$15,467	$17,079	$18,625
Licensing	3,187	3,890	8,087	8,202	7,862

Total revenues	11,015	11,326	23,554	25,281	26,487

Costs and expenses:
Cost of revenues	4,651	4,675	9,749	10,378	10,686
Research and development	2,697	2,653	5,151	5,490	5,477
Selling, general and administrative	1,206	1,198	2,385	2,344	2,290
Other	954	(299)	(226)	1,293	484

Total costs and expenses	9,508	8,227	17,059	19,505	18,937

Operating income	1,507	3,099	6,495	5,776	7,550
Interest expense	(197)	(145)	(297)	(104)	(5)
Investment income, net	417	226	635	815	1,233

Income from continuing operations before income taxes	1,727	3,180	6,833	6,487	8,778
Income tax expense	(296)	(520)	(1,131)	(1,219)	(1,244)

Income from continuing operations	1,431	2,660	5,702	5,268	7,534
Discontinued operations, net of income taxes	—	—	—	—	430

Net income	1,431	2,660	5,702	5,268	7,964
Net loss attributable to noncontrolling interests	—	2	3	3	3

Net income attributable to Qualcomm	$1,431	$2,662	$5,705	$5,271	$7,967

As of March 26, 2017
(In millions)
Consolidated Balance Sheet Information
Cash and cash equivalents	$7,124
Marketable securities	21,734
Working capital(1)	6,763
Total assets	56,079
Current liabilities	10,145
Long-term debt	9,939
Total stockholders’ equity	31,334

(1)	Working capital is calculated as current assets less current liabilities.

Summary Consolidated Financial Information of NXP

The following summary consolidated financial information of NXP should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed consolidated financial statements included in NXP’s quarterly interim report on Form 6-K for the quarter ended April 2, 2017 and in conjunction with “Operating and Financial Review and Prospects” and the audited consolidated financial statements included in NXP’s Annual Report on Form 20-F for the year ended December 31, 2016, all incorporated by reference in this prospectus. The summary consolidated financial information for the three months ended April 2, 2017 and April 3, 2016 and as of April 2, 2017 are derived from NXP’s unaudited financial statements incorporated by reference in this prospectus from its quarterly interim report on Form 6-K for the quarter ended April 2, 2017. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements and reflect, in the opinion of NXP’s management, all normal recurring adjustments that are necessary to present fairly NXP’s financial position, results of operations and cash flows for the periods indicated. The summary consolidated financial information for the years ended December 31, 2016, 2015 and 2014 are derived from NXP’s audited financial statements incorporated by reference in this prospectus from its Annual Report on Form 20-F for the year ended December 31, 2016. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

	Three Months Ended		Year Ended
	April 2, 2017	April 3, 2016	December 31, 2016	December 31, 2015	December 31, 2014
	(In millions)
Statement of Operations Information
Revenue	$2,211	$2,224	$9,498	$6,101	$5,647
Cost of revenue	(1,132)	(1,627)	(5,429)	(3,314)	(3,007)

Gross profit	1,079	597	4,069	2,787	2,640
Research and development	(367)	(403)	(1,560)	(890)	(763)
Selling, general and administrative	(266)	(296)	(1,141)	(922)	(686)
Amortization of acquisition-related intangible assets	(365)	(367)	(1,527)	(223)	(152)
Other income (expense)	1,598	(2)	9	1,263	10

Operating income (loss)	1,679	(471)	(150)	2,015	1,049
Financial income (expense):
Extinguishment of debt	(41)	(3)	(32)	—	(3)
Other financial income (expense)	(95)	(113)	(421)	(529)	(407)

Income (loss) before income taxes	1,543	(587)	(603)	1,486	639
Benefit (provision) for income taxes	(230)	199	851	104	(40)
Results relating to equity-accounted investees	5	1	11	9	8

Net income (loss)	1,318	(387)	259	1,599	607
Less: Net income (loss) attributable to non-controlling interests	13	11	59	73	68

Net income (loss) attributable to stockholders	$1,305	$(398)	$200	$1,526	$539

As of April 2, 2017
(In millions)
Consolidated Balance Sheet Information
Cash and cash equivalents	$2,238
Working capital(1)	2,617
Total assets	23,614
Current liabilities	2,065
Long-term debt	6,498
Total equity	12,623

(1)	Working capital is calculated as current assets less current liabilities.

Summary Unaudited Pro Forma Condensed Combined Financial Information

The following summary unaudited pro forma condensed combined financial information have been prepared using Qualcomm’s and NXP’s historical financial information and present the pro forma effects of the following transactions (the Transactions): (i) the consummation of the Acquisition and the other transactions contemplated by the Purchase Agreement, (ii) the assumed issuance of the notes offered hereby and other related financing transactions, (iii) the divestiture by NXP of its Standard Products business and repayment of certain outstanding debt of NXP using the proceeds of such divestiture and available surplus cash, (iv) the repurchase for cash of the NXP Convertible Senior Notes at the option of holders of such notes and (v) certain assumptions and adjustments described in the notes to the “Unaudited Pro Forma Condensed Combined Financial Information” in our Current Report on Form 8-K filed on May 19, 2017, which is incorporated in this prospectus by reference. The summary unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they occurred on March 26, 2017, and the summary unaudited pro forma condensed combined statements of operations for the year ended September 25, 2016 and the six months ended March 26, 2017 are presented as if the Transactions occurred on September 28, 2015.

The following summary unaudited pro forma condensed combined financial information have been prepared for illustrative purposes only and are not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information do not include any realization of cost savings from operating efficiencies, revenue synergies or restructuring costs expected to result from the Acquisition and have been prepared assuming that 100% of NXP’s issued and outstanding common shares will be tendered and acquired by Qualcomm River Holdings. The following unaudited pro forma condensed combined financial information should be read in conjunction with the “Unaudited Pro Forma Condensed Combined Financial Information” and related notes in our Current Report on Form 8-K filed on May 19, 2017, which is incorporated in this prospectus by reference.

	Six Months Ended March 26, 2017	Year Ended September 25, 2016
	(In millions)
Unaudited Pro Forma Condensed Combined Statement of Operations Information
Revenues:
Equipment and services	$12,063	$23,831
Licensing	3,194	8,098

Total revenues	15,257	31,929

Costs and expenses:
Cost of revenues	7,680	16,267
Research and development	3,401	6,668
Selling, general and administrative	1,727	3,777
Other	953	(163)

Total costs and expenses	13,761	26,549

Operating income	1,496	5,380
Interest expense	(473)	(950)
Investment income, net	246	444

Income before income taxes	1,269	4,874
Income tax expense	(34)	(468)

Net income	1,235	4,406
Net income attributable to noncontrolling interests	(30)	(56)

Net income attributable to Qualcomm	$1,205	$4,350

As of March 26, 2017
(In millions)
Unaudited Pro Forma Condensed Combined Balance Sheet Information
Cash and cash equivalents	$5,603
Marketable securities	2,899
Working capital(1)	7,264
Total assets	84,930
Current liabilities	12,158
Long-term debt	30,601
Total stockholders’ equity	31,827

(1)	Working capital is calculated as current assets less current liabilities.

RISK FACTORS

Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein.

Risks Related to the Notes

We may be unable to redeem any or all of the Special Mandatory Redemption Notes in the event of the Special Mandatory Redemption.

The closing of this offering is not conditioned upon, and is expected to be consummated before, the consummation of the Acquisition, which is expected to occur by end of calendar 2017. The Acquisition may not be consummated within the timeframe specified under “Description of Notes—Redemption—Special Mandatory Redemption” or at all.

If the Acceptance Time (as defined in the Purchase Agreement) has not occurred on or before 11:59 p.m., New York City time, on October 27, 2017 (or such later date on or prior to June 1, 2018 to which the “End Date” under the Purchase Agreement is extended) or if, prior to such date, the Purchase Agreement is terminated, we must redeem all of the Special Mandatory Redemption Notes at a redemption price equal to 101% of the aggregate principal amount of the Special Mandatory Redemption Notes, plus accrued and unpaid interest to, but excluding, the date of the Special Mandatory Redemption. We are not obligated to place the net proceeds from the sales of the Special Mandatory Redemption Notes in escrow prior to the consummation of the Acquisition or to provide a security interest in those proceeds, and the indenture governing the notes imposes no restrictions on our use of these proceeds during that time. Accordingly, we will need to fund the Special Mandatory Redemption using proceeds that we have voluntarily retained and from other sources of liquidity. In the event of a Special Mandatory Redemption, we may not have sufficient funds to purchase any or all of the Special Mandatory Redemption Notes, which would constitute an event of default under the indenture, which could result in defaults under certain of our other debt agreements and have material adverse consequences for us and the holders of the notes.

In the event of a Special Mandatory Redemption, holders of the Special Mandatory Redemption Notes may not obtain their expected return on such notes.

If we redeem the Special Mandatory Redemption Notes pursuant to the Special Mandatory Redemption provisions, you may not obtain your expected return on such notes and may not be able to reinvest the proceeds from the Special Mandatory Redemption in an investment that results in a comparable return. In addition, as a result of such Special Mandatory Redemption provisions, the trading prices of the Special Mandatory Redemption Notes may not reflect the financial results of our business or macroeconomic factors. You will have no rights under the Special Mandatory Redemption provisions if the Acquisition closes, nor will you have any right to require us to repurchase your Special Mandatory Redemption Notes if, between the closing of this offering and the consummation of the Acquisition, we experience any changes (including any material adverse changes) in our business or financial condition, or if the terms of the Purchase Agreement change, including in material respects.

The notes will be effectively junior to any secured indebtedness that we may incur in the future.

The notes will be our senior unsecured obligations and will rank equally with all of our other senior indebtedness that is outstanding from time to time. The notes will be effectively subordinated, however, to any secured debt we incur to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, we had no secured indebtedness outstanding. Although the indenture governing the notes will contain certain limitations on our ability to incur secured indebtedness, it will nevertheless permit us to incur a significant amount of secured indebtedness, and the notes will be effectively junior to this secured indebtedness to the extent of the realized value of the assets securing such debt.

In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that are deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing circumstances, there may not be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

We may incur additional indebtedness ranking equal to the notes.

The indenture governing the notes does not contain any financial or operating covenants that would prohibit or limit us or our subsidiaries from incurring additional indebtedness and other liabilities ranking equal to the notes, paying dividends or issuing securities or repurchasing securities issued by us or any of our subsidiaries. The incurrence of additional indebtedness could adversely affect our ability to pay our obligations on the notes. We anticipate that from time-to-time we may incur additional indebtedness in the future.

If we incur additional indebtedness that ranks equally with the notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding-up. This may have the effect of reducing the amount of proceeds paid to you.

In addition, the limitation on the liens covenant contains exceptions for specified “permitted liens” that would allow us and our subsidiaries to borrow substantial additional amounts and to grant liens or security interests with respect to our assets in connection with those borrowings. In light of these exceptions, holders of the notes may be structurally subordinated to new lenders.

The notes will be effectively junior to any indebtedness and other liabilities of our subsidiaries.

The notes will be general senior unsecured obligations of QUALCOMM Incorporated. A significant portion of our assets consist of direct and indirect ownership interests in, and our business is conducted through, our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividend, loan or other payment. As a consequence, our indebtedness, including the notes, will be structurally subordinated to existing and future indebtedness and other liabilities of our existing and future subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent we are recognized as a creditor of that subsidiary. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise. As of March 26, 2017, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $5.2 billion. In addition, following the Acquisition, we currently anticipate conducting exchange offers under which we would offer to exchange some or all of the NXP Notes for newly issued Qualcomm notes as described in “Prospectus Supplement Summary—Recent Transactions—Acquisition of NXP.” Regardless of consummation of the Acquisition and/or this offering, the exchange offers may not occur. Also, even if we conduct exchange offers for all of the NXP Notes, there is no guarantee that all of the NXP noteholders will participate in the exchange offers. To the extent the NXP Notes are not exchanged into Qualcomm notes pursuant to the exchange offers, we expect they will be obligations of our subsidiaries as successors to NXP B.V. and NXP Funding LLC after consummation of the Acquisition. This prospectus supplement is not an offer or solicitation of an offer to purchase any of the NXP Notes and/or participate in any of the exchange offers.

The notes do not have established trading markets, which may negatively affect their market value and your ability to transfer or sell your notes.

Each series of notes is a new issue of notes with no established trading market. We do not intend to apply to list the notes of any series on any exchange. Active trading markets for the notes may never develop or, even if they develop, may not last, in which case the trading prices of the notes could be adversely affected and your ability to transfer your notes will be limited. If active trading markets do develop, the notes may trade at prices lower than the respective offering prices. The trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the notes;

•	our issuance of debt or preferred equity securities; and

•	our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make markets in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice.

Ratings of the notes may change and affect the market prices and marketability of the notes.

Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency, if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes.

The amount of interest payable on the Floating Rate Notes is set only once per period based on the three-month LIBOR rate on the interest determination date, which rate may fluctuate substantially.

In the past, the level of the three-month LIBOR rate has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month LIBOR rate are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month LIBOR rate is not an indication that the three-month LIBOR rate is more or less likely to increase or decrease at any time during a floating rate interest period (as described in “Description of Notes”), and you should not take the historical levels of the three-month LIBOR rate as an indication of its future performance. In addition, although the actual three-month LIBOR rate on an interest payment date or at other times during an interest period may be higher than the three-month LIBOR rate on the applicable interest determination date (as defined in “Description of Notes”), the only relevant date for purposes of determining the interest payable on the Floating Rate Notes is the three-month LIBOR rate as of the respective interest determination date. Changes in the three-month LIBOR rates between interest determination dates will not affect the interest payable on the Floating Rate Notes. As a result, changes in the three-month LIBOR rate may not result in a comparable change in the market value of the Floating Rate Notes.

Uncertainty relating to the LIBOR calculation process may adversely affect the value of your Floating Rate Notes.

Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (the BBA), in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR.

Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined. At this time, it is not possible to predict the effect of any such changes or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes may adversely affect the trading market for LIBOR-based securities, including the Floating Rate Notes.

There are risks associated with our indebtedness.

Our outstanding indebtedness and any additional indebtedness we incur may have negative consequences, including, among others:

•	requiring us to use cash to pay the principal of and interest on our indebtedness, thereby reducing the amount of cash flow available for other purposes;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions, stock repurchases, dividends or other general corporate and other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and/or

•	increasing our vulnerability to interest rate fluctuations to the extent a portion of our debt has variable interest rates.

As of March 26, 2017, our outstanding indebtedness was $11.9 billion, and after giving effect to the transactions, as further described in “Prospectus Supplement Summary—Summary Unaudited Pro Forma Condensed Combined Financial Information,” we will have $32.6 billion of indebtedness outstanding. Our ability to make payments of principal of and interest on our indebtedness depends upon our future performance, which is subject to general economic conditions, industry cycles and financial, business and other factors, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to, among other things: repatriate funds to the United States at substantial tax cost; refinance or restructure all or a portion of our indebtedness; reduce or delay planned capital or operating expenditures; or sell selected assets. Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all, and if prevailing interest rates at the time of any such financing and/or refinancing are higher than our current rates, interest expense related to such financing and/or refinancing would increase. If there are adverse changes in the ratings assigned to our debt securities by credit rating agencies, our borrowing costs, our ability to access debt in the future and/or the terms of the financing could be adversely affected.

Risks Related to the Acquisition

The financial information presented in this prospectus for Qualcomm and NXP may not be fully comparable due to the different fiscal year-ends of each company.

Qualcomm and NXP have different fiscal year-ends, and Qualcomm’s fiscal year-end does not coincide with calendar quarters. Qualcomm’s most recent fiscal year ended on September 25, 2016, and its most recent fiscal period ended on March 26, 2017. NXP’s most recent fiscal year ended on December 31, 2016, and its most recent fiscal period ended on April 2, 2017. Because of the different fiscal year-ends of the companies, the historical financial statements and other financial information pertaining to Qualcomm and NXP cannot be directly compared in any given period. Moreover, because of the different fiscal years of Qualcomm and NXP, any cyclical trends in financial condition or results of operations of the two companies may not be fully comparable.

Risks Related to Our Businesses

Efforts by some communications equipment manufacturers or their customers to avoid paying fair and reasonable royalties for the use of our intellectual property may require the investment of substantial management time and financial resources and may result in legal decisions and/or actions by governments, courts, regulators or agencies, Standards Development Organizations (SDOs) or other industry organizations that harm our business.

From time to time, companies initiate various strategies to attempt to renegotiate, mitigate and/or eliminate their need to pay royalties to us for the use of our intellectual property. These strategies have included: (i) litigation, often alleging infringement of patents held by such companies, patent misuse, patent exhaustion, patent invalidity and/or unenforceability of our patents and/or licenses, or some form of unfair competition; (ii) taking positions contrary to our understanding of their contracts with us; (iii) appeals to governmental authorities; (iv) collective action, including working with wireless operators, standards bodies, other like-minded companies and other organizations, on both formal and informal bases, to adopt intellectual property policies and practices that could have the effect of limiting returns on intellectual property innovations; (v) lobbying governmental regulators and elected officials for the purpose of seeking the imposition of some form of compulsory licensing and/or to weaken a patent holder’s ability to enforce its rights or obtain a fair return for such rights; and (vi) licensees using various strategies to attempt to shift their royalty obligation to their suppliers that results in lowering the wholesale (i.e., licensee’s) selling price on which the royalty is calculated. In addition, certain licensees have disputed, underreported and/or underpaid royalties owed to us under their license agreements with us or reported to us in a manner that is not in compliance with their contractual obligations, and certain companies have yet to enter into or delayed entering into license agreements with us for their use of our intellectual property, and licensees and/or companies may continue to do so in the future. Further, to the extent such licensees and/or companies increase their device share, the negative impact of their underreporting, underpayment and/or non-reporting on our business, results of operations, financial condition and/or cash flows will be exacerbated.

We are currently subject to various litigation and governmental investigations and/or proceedings, some of which may arise out of the strategies described above. Certain legal matters are described more fully in our Quarterly Report on Form 10-Q for the quarter ended March 26, 2017. Subsequent to the filing of our Quarterly Report on Form 10-Q for the quarter ended March 26, 2017, we received a letter from Apple Inc. (Apple) that Apple was withholding payments to its contract manufacturers for the royalties those contract manufacturers owe under their licenses with us for sales during the quarter ended March 31, 2017 and that it would continue to do so until its dispute with us is resolved. On May 17, 2017, we filed a complaint in the United States District Court for the Southern District of California against FIH Mobile Ltd. and Hon Hai Precision Industry Co., Ltd. (together known as Foxconn), Pegatron Corporation, Wistron Corporation, and Compal Electronics, Inc., the four manufacturers of all Apple iPhones and iPads sold worldwide, for breaching their license agreements and other commitments with us and refusing to pay for use of our licensed technologies. We were seeking an order that would require the defendants to comply with their long-standing contractual obligations to us, as well as declaratory relief and damages. On April 20, 2017, we were informed that on April 18, 2017, Apple and one of its Taiwanese subsidiaries filed a complaint against us in the Taiwan IP Court alleging that we have abused a dominant market position in licensing wireless standard-essential patents (SEPs) and selling baseband chipsets, including improper pricing, refusal to deal, exclusive dealing, tying, imposing unreasonable trade terms and discriminatory treatment. The complaint seeks rulings that we not use the sales price of the terminal device as the royalty base for SEPs; not leverage our cellular SEPs to obtain licenses of our non-SEPs or demand cross-licenses without proper compensation; not refuse, reduce, delay or take any other action to limit the supply of our baseband chipsets to non-licensees; that we must license our SEPs on FRAND terms; and that we shall not, based on SEPs, seek injunctions. The complaint also seeks damages of TWD 10 million ($330,000 based on exchange rates at April 18, 2017), among other relief. The complaint has not yet been properly served and no case schedule has been set. We also previously disclosed that Apple and one of its Japanese subsidiaries filed three complaints against us in the Tokyo District Court. On May 15, 2017, we were informed that Apple and that subsidiary filed another complaint against us in the Tokyo District Court. We are in the process of translating and evaluating that complaint. The unfavorable resolution of one or more of these matters could have a material adverse effect on our business, results of operations, financial condition and/or cash flows. Depending on the type of matter, various remedies that could result from an unfavorable resolution include, among others, injunctions, monetary damages or fines or other orders to pay money and the issuance of orders to cease certain conduct and/or modify our business practices. Further, a governmental body in a particular country or region may assert, and may be successful in imposing, remedies with effects that extend beyond the borders of that country or region.

In addition, in connection with our participation in SDOs, we, like other patent owners, generally have made contractual commitments to such organizations to license those of our patents that would necessarily be infringed by standard-compliant products (standard-essential patents) on terms that are fair, reasonable and nondiscriminatory (FRAND). Some manufacturers and users of standard-compliant products advance interpretations of these FRAND commitments that are adverse to our licensing business, including interpretations that would limit the amount of royalties that we could collect on the licensing of our patent portfolio.

Further, some companies or entities have proposed significant changes to existing intellectual property policies for implementation by SDOs and other industry organizations with the goal of significantly devaluing standard-essential patents. For example, some have put forth proposals which would require a maximum aggregate intellectual property royalty rate for the use of all standard-essential patents owned by all of the member companies to be applied to the selling price of any product implementing the relevant standard. They have further proposed that such maximum aggregate royalty rate be apportioned to each member company with standard-essential patents based upon the number of standard-essential patents held by such company. Others have proposed that injunctions not be an available remedy for infringement of standard-essential patents and/or have made proposals that could severely limit damage awards and other remedies by courts for patent infringement (e.g., by severely limiting the base upon which the royalty percentage may be applied). A number of these strategies are purportedly based on interpretations of the policies of certain SDOs concerning the licensing of patents that are or may be essential to industry standards and on our (and/or other companies’) alleged failure to abide by these policies.

Some SDOs, courts and governmental agencies have adopted and may in the future adopt some or all of these interpretations or proposals in a manner adverse to our interests, including in litigation to which we may not be a party.

We expect that such proposals, interpretations and strategies will continue in the future, and if successful, our business model would be harmed, either by limiting or eliminating our ability to collect royalties (or by reducing the royalties we can collect) on all or a portion of our patent portfolio, limiting our return on investment with respect to new technologies, limiting our ability to seek injunctions against infringers of our standard-essential patents, constraining our ability to make licensing commitments when submitting our technology for inclusion in future standards (which could make our technology less likely to be included in such standards) or forcing us to work outside of SDOs or other industry groups to promote our new technologies, and our results of operations could be negatively impacted. In addition, the legal and other costs associated with asserting or defending our positions have been and continue to be significant. We assume that such challenges, regardless of their merits, will continue into the foreseeable future and may require the investment of substantial management time and financial resources.

***

The risks described in this prospectus supplement are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the notes. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended September 25, 2016, as updated by our Quarterly Reports on Form 10-Q for the quarters ended December 25, 2016 and March 26, 2017 and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus. You should also carefully consider risk factors specific to NXP’s business that may affect the combined company after the consummation of the Acquisition. The risks specific to NXP’s business are described in “Risk Factors” in NXP’s Annual Report on Form 20-F for the year ended December 31, 2016, as updated by NXP’s quarterly interim report on Form 6-K for the quarter ended April 2, 2017, which are incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended		Year Ended(1)
	March 26, 2017	March 27, 2016	September 25, 2016	September 27, 2015	September 28, 2014	September 29, 2013	September 30, 2012
Ratio of Earnings to Fixed Charges(2)	9x	21x	22x	49x	252x	70x	45x

The following table sets forth our pro forma combined ratio of earnings to fixed charges for the periods indicated. The pro forma ratio is derived from the “Unaudited Pro Forma Condensed Combined Financial Information,” in our Current Report on Form 8-K filed on May 19, 2017 incorporated by reference herein, which is based on historical consolidated financial statements of Qualcomm and NXP after giving effect to (i) the consummation of the Acquisition and the other transactions contemplated by the Purchase Agreement, (ii) the assumed issuance of the notes offered hereby and other related financing transactions, (iii) the divestiture by NXP of its Standard Products business and repayment of certain outstanding debt of NXP using the proceeds of such divestiture and available surplus cash, (iv) the repurchase for cash of the NXP Convertible Senior Notes at the option of holders of such notes and (v) the assumptions and adjustments described in the notes to the “Unaudited Pro Forma Condensed Combined Financial Information.”

	Six Months Ended March 26, 2017	Year Ended September 25, 2016
Pro forma Combined Ratio of Earnings to Fixed Charges(2)	4x	6x

(1)	Our fiscal year ends on the last Sunday in September. The fiscal years ended September 25, 2016, September 27, 2015, September 28, 2014 and September 29, 2013 each included 52 weeks. The fiscal year ended September 30, 2012 included 53 weeks.
(2)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents income from continuing operations before income taxes and income (losses) from equity method investments plus fixed charges and cash distributions from equity method investments, less capitalized interest. Fixed charges include interest expense (which includes amortization of debt issuance costs), whether expensed or capitalized, and the portion of operating rental expense that management believes is representative of the interest component of rent expense, which is estimated to be one-third of rental expense.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $        from the sale of the notes to the underwriters, after deducting underwriting discounts and other offering expenses payable by us.

We estimate that the total amount of funds required to consummate the Acquisition and the other transactions contemplated by the Purchase Agreement and to repurchase for cash the NXP Convertible Senior Notes at the option of holders of such notes will be approximately $39.5 billion.

We intend to use the net proceeds of the offering of the Special Mandatory Redemption Notes, together with cash held by our foreign entities and borrowings under our loan facilities, to pay the consideration for the Acquisition and the transaction fees and expenses to consummate the other transactions contemplated by the Purchase Agreement and to repurchase for cash the NXP Convertible Senior Notes at the option of holders of such notes. The NXP Convertible Senior Notes bear interest at a rate of 1.00% per year, payable semiannually in arrears on June 1 and December 1 of each year. The NXP Convertible Senior Notes will mature on December 1, 2019.

We intend to use the net proceeds of the offering of the 20      Floating Rate Notes, the 20      Fixed Rate Notes, the 20      Fixed Rate Notes, the 20      Fixed Rate Notes and the 20      Fixed Rate Notes for general corporate purposes, which may include the repayment of a portion of the Special Mandatory Redemption Notes or funding our capital return program and acquisitions, among other uses.

We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including marketable securities.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and marketable securities and capitalization as of March 26, 2017 on an actual basis and on a pro forma basis after giving effect to the Transactions.

The following information is qualified in their entirety by our financial statements and other information incorporated by reference herein. You should read this table in conjunction with “Prospectus Supplement Summary—Summary Unaudited Pro Forma Condensed Combined Financial Information,” “Risk Factors” and “Use of Proceeds.” You should also read the “Unaudited Pro Forma Condensed Combined Financial Information” and related notes in our Current Report on Form 8-K filed on May 19, 2017, which is incorporated in this prospectus by reference.

	As of March 26, 2017
	Actual		Pro Forma
	(In millions) (unaudited)
Cash, cash equivalents and marketable securities	$28,858		$8,502

Debt:
Short-term debt	$1,998	(1)	$2,009
Long-term debt	9,939	(2)	30,601	(3)
Notes offered hereby:
Floating Rate Notes due 20 (4)	—
Floating Rate Notes due 20 (4)	—
Floating Rate Notes due 20 (5)	—
% Notes due 20 (4)	—
% Notes due 20 (4)	—
% Notes due 20 (5)	—
% Notes due 20 (5)	—
% Notes due 20 (5)	—
% Notes due 20 (5)	—

Total debt	11,937		32,610
Total stockholders’ equity	31,334		31,827

Total capitalization	$43,271		$64,437

(1)	Represents Qualcomm’s outstanding commercial paper borrowings.
(2)	Represents Qualcomm’s outstanding floating-rate notes due 2018, floating-rate notes due 2020, fixed-rate 1.40% notes due 2018, fixed-rate 2.25% notes due 2020, fixed-rate 3.00% notes due 2022, fixed-rate 3.45% notes due 2025, fixed-rate 4.65% notes due 2035 and fixed-rate 4.80% notes due 2045, net of unamortized discounts, including debt issuance costs, and hedge accounting fair value adjustments. As of the date of this prospectus supplement, there were no borrowings under our loan facilities.
(3)	Assumes (a) $4.0 billion drawn on our term loan facility and (b) no borrowing under our bridge loan facility. Includes NXP’s outstanding fixed-rate 3.75% notes due 2018, fixed-rate 4.125% notes due 2020, fixed-rate 4.125% notes due 2021, fixed-rate 3.875% notes due 2022, fixed-rate 4.625% notes due 2022, fixed-rate 5.75% notes due 2023 and fixed-rate 4.625% notes due 2023, including fair value adjustments and net of current portion of long-term debt.
(4)	Subject to Special Mandatory Redemption.
(5)	Not subject to Special Mandatory Redemption and will remain outstanding in accordance with their respective terms even if the Acquisition is not consummated.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in the following summary under the subheading “—Certain Definitions.” For purposes of this description of notes, references to “Qualcomm,” “we,” “our,” “ours,” “us” and the “Company” refer only to QUALCOMM Incorporated and not to any of its subsidiaries.

Qualcomm will issue the notes under an indenture between itself and U.S. Bank National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the indenture and the notes. It does not restate the indenture in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as a holder of the notes. You may request copies of the indenture at our address set forth under the heading “Where You Can Find More Information” in this prospectus supplement. A copy of the indenture will be available upon request to Qualcomm. The following descriptions of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” beginning on page 4 of the accompanying base prospectus.

General

The 20      Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus     % per year, the 20      Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus     % per year, the 20      Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus     % per year, the 20      Fixed Rate Notes will bear interest at the rate of     % per year, the 20      Fixed Rate Notes will bear interest at the rate of     % per year, the 20      Fixed Rate Notes will bear interest at the rate of     % per year, the 20      Fixed Rate Notes will bear interest at the rate of     % per year, the 20      Fixed Rate Notes will bear interest at the rate of     % per year and the 20      Fixed Rate Notes will bear interest at the rate of     % per year.

Interest on the Floating Rate Notes will be payable quarterly on                 ,                 ,                  and                  of each year, beginning on                 , 2017. Interest on the Fixed Rate Notes will be payable semiannually on                  and                 of each year, beginning on                 , 2017. Unless earlier repurchased, the 20      Floating Rate Notes will mature on                 , 20    , the 20     Floating Rate Notes will mature on                 , 20    , the 20      Floating Rate Notes will mature on                 , 20    , the 20     Fixed Rate Notes will mature on                 , 20    , the 20     Fixed Rate Notes will mature on                 , 20    , the 20      Fixed Rate Notes will mature on                 , 20    , the 20     Fixed Rate Notes will mature on                 , 20     , the 20     Fixed Rate Notes will mature on                 , 20     and the 20     Fixed Rate Notes will mature on                 , 20    .

The notes will be our general senior unsecured obligations and will rank equally with our other senior debt from time to time outstanding. The notes will be effectively subordinated to any secured debt we incur in the future and will be structurally subordinated to existing and future indebtedness and other liabilities of our existing and future subsidiaries.

The notes of each series will be issued in registered form without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

We use the term “note” in this prospectus supplement to refer to each $1,000 principal amount of note.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. Our subsidiaries will not guarantee any of our obligations under the notes. Our operations are conducted through our subsidiaries, and therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes.

We will initially issue $        in aggregate principal amount of our 20      Floating Rate Notes, $        in aggregate principal amount of our 20      Floating Rate Notes, $        in aggregate principal amount of our 20      Floating Rate Notes, $        in aggregate principal amount of our 20      Fixed Rate Notes, $        in aggregate principal amount of our 20      Fixed Rate Notes, $        in aggregate principal amount of our 20      Fixed Rate Notes, $        in aggregate principal amount of our 20      Fixed Rate Notes, $        in aggregate principal amount of our 20      Fixed Rate Notes and $        in aggregate principal amount of our 20      Fixed Rate Notes.

We may, without the consent of the holders, issue additional notes of any series under the indenture in the future with the same terms (except for the issue date, price to public and, if applicable, the initial interest payment date) and with the same CUSIP number as the notes of that series offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes of that series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Under the indenture, each series of notes and any additional notes of such series we may issue will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.

We may also from time to time repurchase the notes of any series, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable laws without prior notice to holders.

The registered holder of a note will be treated as the owner of it for all purposes.

Other than the restrictions described under “—Certain Covenants” below, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect the holders. See “Risk Factors—Risks Related to the Notes.”

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes of any series on any exchange.

Payments on the Notes; Paying Agent and Registrar

We have initially designated U.S. Bank National Association as our paying agent, registrar and transfer agent where notes may be presented for payment. We may, however, change the paying agent or registrar without prior notice to the holders of the notes but with prior written notice to the trustee, and we may act as paying agent or registrar. If we issue notes in definitive form, interest on such notes will be payable (i) to holders holding an aggregate principal amount of notes of $1.0 million or less, by check mailed to the holders of those notes and (ii) to holders holding an aggregate principal amount of notes of more than $1.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

We will pay the principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

Transfer and Exchange

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and/or the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

Interest

Fixed Rate Notes

The 20      Fixed Rate Notes will bear interest at the rate of     % per year, the 20      Fixed Rate Notes will bear interest at the rate of     % per year, the 20      Fixed Rate Notes will bear interest at the rate of     % per year, the 20      Fixed Rate Notes will bear interest at the rate of     % per year, the 20      Fixed Rate Notes will bear interest at the rate of     % per year and the 20      Fixed Rate Notes will bear interest at the rate of     % per year.

Interest on each series of Fixed Rate Notes will be payable semiannually on                  and                 of each year, beginning on                 , 2017. We will make each interest payment to the holders of record on the immediately preceding              or                 , respectively.

Interest on each series of Fixed Rate Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the notes. Interest on each series of Fixed Rate Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term business day means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

Floating Rate Notes

The Floating Rate Notes will bear interest for each interest period at a rate determined by the calculation agent on the interest determination date for such interest period. The calculation agent will be U.S. Bank National Association until such time as we appoint a successor calculation agent. The interest rate on the 20      Floating Rate Notes, the 20      Floating Rate Notes and the 20      Floating Rate Notes for a particular interest period will be a per annum rate equal to three-month LIBOR as determined on the interest determination date plus     %,     % and     %, respectively. The interest determination date for an interest period will be the second London business day preceding the first day of such interest period. The initial interest period for the Floating Rate Notes will be the period from and including the original issue date to but excluding the initial interest payment date. Promptly upon determination, the calculation agent will inform the trustee and us of the interest rate for the next interest period. Absent manifest error, the determination of the interest rates for the Floating Rate Notes by the calculation agent shall be binding and conclusive on the holders of such Floating Rate Notes, the trustee and us. A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if the “Reuters Page LIBOR01” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.’s page “BBAM” on an interest determination date at approximately 11:00 a.m., London time, then we will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, we will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.

All percentages resulting from any calculation of any interest rate for a series of Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 3.876545% (or .03876545) would be rounded to 3.87655% (or .0387655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Upon request from any holder of a series of the Floating Rate Notes, the calculation agent will provide the interest rate in effect on such Floating Rate Notes, for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

Interest on the Floating Rate Notes will be payable quarterly on                 ,                 ,                  and                  of each year, beginning on                 , 2017. We will make each interest payment to the holders of record on the immediately preceding                 ,                 ,                 or                 , respectively.

Interest on the Floating Rate Notes will accrue from,                    2017, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the Floating Rate Notes will be paid to but excluding the relevant interest payment date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in an interest period and a 360-day year.

If an interest payment date for the Floating Rate Notes falls on a day that is not a business day, the interest payment date will be made on the next succeeding business day unless such next succeeding business day would be in the following month, in which case, the interest payment date shall be the immediately preceding business day.

Ranking

The notes will be our general senior unsecured obligations and will rank in right of payment equally with our other senior debt from time to time outstanding and senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to any secured debt that we may incur in the future to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, we had no secured indebtedness outstanding. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from the proceeds of such assets, and there may not be sufficient assets remaining to pay amounts due on the notes then outstanding. See “Risk Factors—Risks Related to the Notes—The notes will be effectively junior to any secured indebtedness that we may incur in the future.”

The notes will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our existing and future subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of the subsidiary. As March 26, 2017, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $5.2 billion, to which the notes would be effectively subordinated. See “Risk Factors—Risks Related to the Notes—The notes will be effectively junior to any indebtedness and other liabilities of our subsidiaries.”

Redemption

Special Mandatory Redemption

There is no special mandatory redemption provision of the 20    Floating Rate Notes, the 20    Fixed Rate Notes, the 20    Fixed Rate Notes, the 20    Fixed Rate Notes or the 20    Fixed Rate Notes.

If the Acceptance Time (as defined in the Purchase Agreement) has not occurred on or before 11:59 p.m., New York City time, on October 27, 2017 (or such later date on or prior to June 1, 2018 to which the “End Date” under the Purchase Agreement is extended) or if, prior to such date, the Purchase Agreement is terminated, we must redeem all of the Special Mandatory Redemption Notes at a redemption price equal to 101% of the aggregate principal amount of the Special Mandatory Redemption Notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the date of such Special Mandatory Redemption. The date of the Special Mandatory Redemption shall be no earlier than three business days and no later than thirty days (or otherwise in accordance with the applicable procedures of DTC) following the transmission of a notice of Special Mandatory Redemption, which shall be transmitted to each holder of Special Mandatory Redemption Notes at its registered address, with a copy to the trustee, no later than five business days after the occurrence of the event triggering Special Mandatory Redemption.

If funds sufficient to pay the special mandatory redemption price of the Special Mandatory Redemption Notes on the date of the Special Mandatory Redemption (plus accrued and unpaid interest, if any, to, but excluding, such date) are deposited with the trustee on or before the date of the Special Mandatory Redemption, Special Mandatory Redemption Notes will cease to bear interest on and after such date.

Optional Redemption

The Floating Rate Notes may not be redeemed at our option prior to their stated maturity. We may redeem the 20    Fixed Rate Notes and the 20    Fixed Rate Notes in whole or in part at any time, the 20    Fixed Rate Notes in whole or in part at any time prior to         , 20     (the date that is                month prior to the maturity of such notes), the 20    Fixed Rate Notes in whole or in part at any time prior to         , 20     (the date that is                months prior to the maturity of such notes), the 20    Fixed Rate Notes in whole or in part at any time prior to         , 20     (the date that is                months prior to the maturity date of such notes) and the 20    Fixed Rate Notes in whole or in part at any time prior to         , 20     (the date that is                months prior to the maturity date of such notes), in each case, at our option, at a redemption price calculated by us equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon, not including any portion of payments of interest accrued as of the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus                basis points with respect to the 20    Fixed Rate Notes,                basis points with

respect to the 20    Fixed Rate Notes,                basis points with respect to the 20    Fixed Rate Notes,                 basis points with respect to the 20    Fixed Rate Notes,                 basis points with respect to the 20    Fixed Rate Notes and                  basis points with respect to the 20    Fixed Rate Notes plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

At any time on and after            , 20     with respect to the 20    Fixed Rate Notes (the date that is                month prior to the maturity date of such notes),            , 20     with respect to the 20    Fixed Rate Notes (the date that is                months prior to the maturity date of such notes),            , 20     with respect to the 20    Fixed Rate Notes (the date that is                months prior to the maturity date of such notes) and             , 20     with respect to the 20    Fixed Rate Notes (the date that is                months prior to the maturity date of such notes), we may redeem the notes of the applicable series in whole or in part, at our option at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date.

Other than with respect to any redemption described under “—Redemption—Special Mandatory Redemption,” notice of any redemption will be mailed (or in the case of global notes, delivered pursuant to the procedures of the depositary) at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed and will set forth the formula for, and the calculation of, the redemption price of the notes.

For purposes of calculating the redemption prices, the following terms will have the meanings set forth below.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means, with respect to the notes of a series, the U.S. Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes of such series being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of such series.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors, unless any such entity ceases to be a primary U.S. Government securities dealer in New York City (a Primary Treasury Dealer), in which case we shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to any Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

If less than all of the notes of a series are to be redeemed, in the case of certificated notes, the trustee will select notes for redemption pro rata by lot or by such other method it deems appropriate and fair. In the case of global notes, the depositary in coordination with the paying agent may select global notes for redemption pursuant to its applicable procedures. The trustee, in the case of certificated notes, shall select notes and portions of notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof. The depositary, in connection with the paying agent, in the case of global notes, shall select notes and portions of notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof.

We will not be responsible for giving notice to anyone other than the depositary. Unless we default in payment of the redemption price, on or after the redemption date, interest will cease to accrue on the notes called for redemption.

Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, and, at our discretion, the redemption date may be delayed until such time as any of all such conditions shall be satisfied.

No Sinking Fund

The notes will not be entitled to the benefit of any sinking fund.

Certain Covenants

The indenture will contain covenants including, among others, the following:

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing Indebtedness (the Initial Lien) on any Principal Property, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes (together with, at the option of the Company, any other Indebtedness of the Company or any of its Subsidiaries ranking equally in right of payment with the notes) are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Notwithstanding the foregoing, the Company or its Restricted Subsidiaries may, without equally and ratably securing the applicable series of notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 25% of Consolidated Net Worth calculated as of the Issue Date.

Any such Lien thereby created in favor of the notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person that is not an affiliate of the Company of the property or assets secured by such Initial Lien.

See “—Certain Definitions” below for the definitions of capitalized terms used herein.

Limitation on Sale/Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Principal Property unless:

(1)	the Company or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such Sale/Leaseback Transactions without equally and ratably securing the notes of such series pursuant to the first paragraph of “—Limitation on Liens” above;

(2)	the net proceeds of the sale of the Principal Property to be leased are applied within 365 days of the effective date of the Sale/Leaseback Transaction to the purchase, construction, development or acquisition of another Principal Property or to the repayment of any series of notes or Indebtedness of the Company that ranks equally with the notes or any Indebtedness of one or more Restricted Subsidiaries; provided that in lieu of applying such amount to such retirement, we may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to us;

(3)	such transaction was entered into prior to the Issue Date;

(4)	such transaction involves a lease for not more than three years (or which may be terminated by the Company or a Restricted Subsidiary within a period of not more than three years); or

(5)	such Sale/Leaseback Transaction with respect to any Principal Property was between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company.

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale/Leaseback Transactions, without complying with the requirements of the preceding paragraph, if, after giving effect thereto, the Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the closing date of the Sale/Leaseback Transaction and (ii) 25% of Consolidated Net Worth calculated as of the Issue Date.

See “—Certain Definitions” below for the definitions of capitalized terms used herein.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another Person, unless (i) the resulting, surviving or transferee Person, if not the Company, is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee Person, if not the Company, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the notes and the indenture; and (iv) the Company or the successor Person have delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee Person shall succeed to, and may exercise every right and power of, the Company under the indenture.

Compliance with the covenants and any additional covenants with respect to the notes may not be waived by the trustee in most instances unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver.

See “—Certain Definitions” below for the definitions of capitalized terms used herein.

Events of Default

An “Event of Default” with respect to a series of notes is defined in the indenture as:

(1)	default in any payment of interest on any note of such series when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note of such series when due and payable at its stated maturity, upon acceleration or otherwise;

(3)	failure by us to comply with our obligations under “—Certain Covenants—Consolidation, Merger and Sale of Assets;”

(4)	failure by us for 60 days after written notice from the trustee or from the holders of at least 25% in principal amount of the notes of such series then outstanding has been received to comply with any of our other agreements contained in the notes or indenture; or

(5)	certain events of bankruptcy, insolvency or reorganization of the Company or any of our significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the original date of issuance of the notes of such series (the bankruptcy provisions).

An Event of Default under one series of notes does not necessarily constitute an Event of Default under any other series of notes. If an Event of Default (other than an Event of Default arising out of the bankruptcy provisions) occurs and is continuing with respect to a series of notes, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes of such series by written notice to us and the trustee may declare 100% of the principal of and accrued and unpaid interest on all such notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. Upon an Event of Default arising out of the bankruptcy provisions, however, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of notes so declared due and payable.

The holders of a majority in aggregate principal amount of the outstanding notes of a series may waive an existing default (except with respect to nonpayment of principal or interest or certain other matters) and may rescind any acceleration with respect to such notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default on such series, other than the nonpayment of the principal of and interest on such notes that have become due solely by such declaration of acceleration, have been cured or waived.

If an Event of Default occurs and is continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes of such series unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no such holder may pursue any remedy with respect to the indenture or such notes unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the outstanding notes of such series have requested the trustee in writing to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in aggregate principal amount of the outstanding notes of such series have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that, in the event an Event of Default has occurred and is continuing with respect to the notes of a series, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes of that series or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing with respect to a series of notes and is actually known to a responsible officer of the trustee, the trustee must send to each holder of notes of such series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders of the notes of such series. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of outstanding notes of any series and affected by such modification or amendment (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes). Without the consent of each holder of an outstanding note affected, however, no amendment may, among other things:

(1)	make any change to the percentage of principal amount of the notes the holders of which must consent to an amendment;

(2)	reduce the principal amount of, premium, or interest on, or extend the stated maturity or interest payment periods, of the notes (including the impairment of the right of any holder of any notes to receive payment of principal of and interest on such holder’s notes);

(3)	make any note payable in money or securities other than as stated in the note;

(4)	make any change that adversely affects such holder’s right to require us to purchase a note, if any;

(5)	impair the right to institute suit for the enforcement of any payment with respect to the notes;

(6)	change the provisions applicable to the redemption of the notes;

(7)	contractually subordinate the notes;

(8)	except as otherwise provided under the indenture, release any security or guarantee that may have been granted with respect to the notes; or

(9)	waive a default in payment of principal of, premium, if any, or interest on the notes of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture:

(1)	to evidence the succession of another Person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the notes;

(2)

to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of the notes as our board of directors will consider to be for the protection of the holders of the notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of the notes to waive such default);

(3)	to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any note that may be defective or inconsistent with any other provision contained therein;

(4)	to conform any provision in the indenture to this “Description of Notes;”

(5)	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect in any material respect the interests of any holders of any series of the notes;

(6)	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

(7)	to add guarantees with respect to the notes or to secure the notes;

(8)	to add to, change or eliminate any of the provisions of the indenture with respect to the notes, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such note with respect to such provision or (b) become effective only when there is no such note outstanding;

(9)	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

(10)	to make any change that does not adversely affect the rights of any holder in any material respect.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. The failure to give such notice to all the holders, or any defect in the notice, however, will not impair or affect the validity of the amendment.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of the notes if (a) we have delivered to the trustee for cancellation all notes of such series (with certain limited exceptions) or (b) all notes of such series not theretofore delivered to the trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such notes (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

Defeasance

We may terminate at any time all our obligations with respect to the notes and the indenture (legal defeasance), except for certain obligations, including, among others, those in respect of the defeasance trust and obligations to register the transfer or exchange of the notes of such series, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes of such series. We may also terminate at any time our obligations with respect to the notes under the covenants described under “—Certain Covenants,” and the operation of certain Events of Default (covenant defeasance). We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

If we exercise our legal defeasance option with respect to the notes of any series, payment of the notes of such series may not be accelerated because of an Event of Default with respect thereto. If we exercise the covenant defeasance option with respect to the notes of any series, payment of the notes of such series may not be accelerated because of an Event of Default specified in clause (3) or clause (4) under “—Events of Default” (with respect to the covenants described under “—Certain Covenants”).

The legal defeasance option or the covenant defeasance option with respect to the notes of any series may be exercised only if:

(1)	we irrevocably deposit in trust with the trustee cash or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the notes of such series to maturity;

(2)	such defeasance or covenant defeasance does not constitute a default under the indenture or any other material agreement or instrument binding us;

(3)	in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel in the United States stating that:

(a)	we have received from the U.S. Internal Revenue Service (the IRS) a letter ruling, or there has been published by the IRS a Revenue Ruling, or

(b)	since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(4)	in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel in the United States to the effect that the holders of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(5)	we deliver to the trustee an opinion of counsel to the effect that, after the 91st day after the date of deposit, all money and U.S. Government obligations (or other property as may be provided pursuant to the terms of the indenture) (including the proceeds thereof) deposited or caused to be deposited with the trustee to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith; and

(6)	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes of such series have been complied with as required by the indenture.

If we defease our obligations under the indenture, we will be released from its obligations in the provisions described under “—Certain Covenants.”

Reports

So long as any notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations as applicable to us and (ii) furnish to the trustee and the holders of the notes within 30 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended), copies of our annual report and certain information, documents and other reports that are specified in

Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended; provided that, with respect to current reports that would be required to be filed with the SEC on Form 8-K, only such reports that would be required to be filed pursuant to Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.06 (Material Impairments), 4.01 (Changes in Registrant’s Certifying Accountant), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant), 5.02(b) (Removal of Management) or 5.02(c) (Appointment of Management) shall be provided to the trustee and the holders of the notes; provided, however, that no such report shall be required to be furnished if we determine in our good faith judgment that the event to be disclosed in such report is not material to the holders of the notes or the business, assets, operations, financial position or prospects of us or our Restricted Subsidiaries taken as a whole. We shall not be required to file any report or other information with the SEC if the SEC does not require such filing or information, although such reports may be required to be furnished to the trustee. Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the trustee and the holders of the notes as of the time such documents are filed via EDGAR; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.

Global Notes, Book-Entry Form

Except as set forth below, notes will be issued in registered, global form, without interest coupons (the Global Notes). Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (the Certificated Notes) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the Participants) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the Indirect Participants). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded in the accounts of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the trustee or any agent of ours or of the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of the accounts of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note of any series is exchangeable for Certificated Notes of such series in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof only if:

(1)	DTC notifies us that it is unwilling or unable to continue as depositary for such Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act, and in either case, we fail to appoint a successor depositary within 90 days after the date of such notice from DTC;

(2)	we, at our option and subject to the procedures of DTC, notify the trustee in writing that we elect to cause the issuance of Certificated Notes for such series; or

(3)	an Event of Default has occurred and is continuing with respect to the notes of the applicable series.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same-Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by the holder of the Global Note. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes (i) to holders having an aggregate principal amount of $1.0 million or less, by check mailed to such holder’s registered address or (ii) to holders having an aggregate principal amount of more than $1.0 million, by check mailed to such holder’s registered address or, upon application by a holder to the registrar not later than the relevant record date or in the case of payments of principal or premium, if any, not later than 15 days prior to the principal payment date, by wire transfer in immediately available funds to that holder’s account within the United States (subject to surrender of the Certificated Note in the case of payments of principal or premium), which application shall remain in effect until the holder notifies the registrar to the contrary in writing. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities’ settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date with DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date with DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Information Concerning the Trustee

We have appointed U.S. Bank National Association as the trustee under the indenture and as paying agent, registrar and transfer agent. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

Governing Law

The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the aggregate principal amount of our and our Restricted Subsidiaries’ Indebtedness incurred after the Issue Date and secured by Liens not permitted by the first paragraph under “—Certain Covenants—Limitation on Liens” above and (2) our and our Restricted Subsidiaries’ Attributable Liens in respect of Sale/Leaseback Transactions entered into after the Issue Date pursuant to the second paragraph of “—Certain Covenants—Limitation on Sale/Leaseback Transactions” above.

“Attributable Liens” means in connection with a Sale/Leaseback Transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by our board of directors; and (2) the present value (discounted at a rate of 7.5% per annum compounded monthly) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Consolidated Net Worth” means, as of any date of determination, the Stockholder’s Equity of us and our Restricted Subsidiaries on that date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Hedging Obligations” means:

(1)	interest rate swap agreements and other agreements designed to hedge or reduce the risk of interest rate fluctuations; and

(2)	agreements or arrangements designed to hedge or reduce the risk of fluctuations in currency exchange rates or commodity prices,

in each case, not entered into for speculative purposes.

“Indebtedness” means, with respect to any Person on any date of determination: the principal in respect of (A) indebtedness of such Person for money borrowed, including, without limitation, indebtedness for money borrowed evidenced by notes, debentures, bonds or other similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing any balance deferred and unpaid portion of the purchase price of any Principal Property (including pursuant to Capital Leases) and (B) all guarantees in respect of such indebtedness of another Person (it being understood, however, that indebtedness for money borrowed shall in no event include any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business). For the avoidance of doubt, Hedging Obligations are not Indebtedness.

“Issue Date” means the date on which the notes are originally issued.

“Lien” means any mortgage or deed of trust, charge, pledge, lien, privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other similar encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Permitted Liens” means, with respect to any Person:

(1)	Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction;

(2)	Liens existing on the Issue Date;

(3)	Liens granted after the Issue Date in favor of the note holders of such series;

(4)	Liens on assets (including shares of Capital Stock) of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other categories of assets owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(5)	(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on any Principal Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;

(6)	pre-existing Liens on assets acquired after the Issue Date;

(7)	Liens in favor of us or one of our Restricted Subsidiaries;

(8)	Liens on any Principal Property in favor of the United States or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;

(9)	Liens incurred in connection with an acquisition of assets or a project financed on a non-recourse basis;

(10)	Liens incurred to secure cash management services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(11)	Liens created to secure the notes and Liens in favor of the trustee granted in accordance with the indenture;

(12)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(13)	purported Liens evidenced by the filing of precautionary UCC financing statements; and

(14)	any extensions, renewals or replacements of any Lien referred to in clauses (1) through (13) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees, premiums or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (13) shall not extend to or cover any property of the Company or any of its Restricted Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means our principal offices in San Diego, California, and each manufacturing and research and development facility (including associated office facilities) located within the territorial limits of the States of the United States of America owned by us or any of our Restricted Subsidiaries, except such as our board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our Restricted Subsidiaries taken as a whole) not to be of material importance to the business of us and our Restricted Subsidiaries, taken as a whole.

“Restricted Subsidiary” means any Subsidiary other than:

(1)	any Subsidiary primarily engaged in financing receivables or in the finance business; or

(2)	any Subsidiary that is not a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustee thereof.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income and, in the case of non-U.S. Holders (as defined below), estate tax consequences, of the purchase, ownership and disposition of the notes as of the date hereof. Unless otherwise stated, this summary deals only with notes held as capital assets by persons who purchase the notes for cash pursuant to this offering at their initial offering price.

As used herein, a U.S. Holder means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The term non-U.S. Holder means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle for U.S. federal income tax purposes;

•	a trader in securities that has elected the mark-to-market method of tax accounting for securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor therein);

•	a U.S. Holder whose functional currency is not the U.S. dollar;

•	a controlled foreign corporation;

•	a passive foreign investment company; or

•	a U.S. expatriate.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), U.S. Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income and, in the case of a non-U.S. Holder, estate tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, U.S. federal gift tax or the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes.

If any entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Material Tax Consequences to U.S. Holders

The following is a summary of material U.S. federal income tax consequences that will apply to U.S. Holders of the notes.

Payments of Stated Interest. Stated interest on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Disposition of Notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other taxable disposition (less an amount equal to any accrued but unpaid stated interest, which will be treated as interest income to the extent not previously included in income) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your cost for that note.

Your gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange, redemption, retirement or other taxable disposition, you have held the note for more than one year. Capital gains of non-corporate U.S. Holders, including individuals, derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Material Tax Consequences to Non-U.S. Holders

The following is a summary of material U.S. federal income and estate tax consequences that will apply to non-U.S. Holders of the notes.

U.S. Federal Withholding Tax. Subject to the discussion below regarding effectively connected income, FATCA (which is defined below in “—Additional Withholding Requirements”) and backup withholding, interest paid on a note to a non-U.S. Holder generally will not be subject to U.S. federal withholding tax under the portfolio interest exemption, provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an applicable IRS Form W-8 and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, redemption, retirement or other disposition of a note.

U.S. Federal Income Tax. Subject to the discussion below regarding FATCA and backup withholding, any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

Proceeds from a disposition of a note that are accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a note.

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), then you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied) in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

U.S. Federal Estate Tax. If you are a non-resident of the United States who was not a citizen of the United States at the time of death, in each case as determined for U.S. federal estate tax purposes, your estate generally will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the portfolio interest exemption described above under “—U.S. Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders. In general, information reporting requirements will apply to certain payments of interest and principal paid on the notes and to the proceeds of the sale or other disposition (including a redemption) of a note paid to you (unless you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. Holder described above in the fifth bullet point under “—Material Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such sections commonly referred to as FATCA), a 30% U.S. federal withholding tax may apply to any interest income paid on the notes and, for a disposition of a note occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a non-financial foreign entity (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding each substantial United States owner (as specifically defined in the Code) of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Material Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If you are a foreign financial entity or a non-financial foreign entity in a jurisdiction that has entered into an intergovernmental agreement with the United States, you may be subject to different rules. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA); plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, Similar Laws) including governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign non-U.S. plans (as described in Section 4(b)(4) of ERISA); and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a Plan).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an ERISA Plan) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which the Issuer, the underwriters or any guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. Each of these exemptions contains conditions and limitations on its application, and there can be no assurance that all of the conditions will be satisfied. Therefore, each person that is considering acquiring or holding the notes in reliance on an exemption should carefully review and consult with its legal advisors to confirm that it is applicable to the purchase and holding of the notes.

In light of the above, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a nonexempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA or of applicable Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the notes. In the underwriting agreement, we have agreed to sell to each underwriter severally, and each underwriter has agreed severally to purchase from us, the principal amount of notes that appears opposite the name of that underwriter below:

Underwriter	20 Floating Rate Notes	20 Floating Rate Notes	20 Floating Rate Notes	20 Fixed Rate Notes	20 Fixed Rate Notes	20 Fixed Rate Notes	20 Fixed Rate Notes	20 Fixed Rate Notes	20 Fixed Rate Notes
Goldman Sachs & Co. LLC	$	$	$	$	$	$	$	$	$
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Total

	$	$	$	$	$	$	$	$	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

The underwriters propose to offer each series of notes directly to the public at the public offering prices described on the cover page of this prospectus supplement and to certain dealers at the public offering price less a concession not to exceed     % of the principal amount of the 20     Floating Rate Notes,     % of the principal amount of the 20     Floating Rate Notes,     % of the principal amount of the 20     Floating Rate Notes,     % of the principal amount of the 20     Fixed Rate Notes,     % of the principal amount of the 20     Fixed Rate Notes,     % of the principal amount of the 20     Fixed Rate Notes,     % of the principal amount of the 20     Fixed Rate Notes,     % of the principal amount of the 20     Fixed Rate Notes and     % of the principal amount of the 20     Fixed Rate Notes.

The underwriters may allow, and dealers may reallow, a concession not to exceed     % of the principal amount of the 20     Floating Rate Notes,     % of the principal amount of the 20     Floating Rate Notes,     % of the principal amount of the 20     Floating Rate Notes,     % of the principal amount of the 20     Fixed Rate Notes,     % of the principal amount of the 20     Fixed Rate Notes,     % of the principal amount of the 20     Fixed Rate Notes,     % of the principal amount of the 20     Fixed Rate Notes,     % of the principal amount of the 20     Fixed Rate Notes and     % of the principal amount of the 20     Fixed Rate Notes on sales to other dealers. After the initial offering of the notes of each series, the underwriters may change the public offering prices and concessions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer’s certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following tables show the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by Us
20 Floating Rate Notes		%
Total	$
20 Floating Rate Notes		%
Total	$
20 Floating Rate Notes		%
Total	$
20 Fixed Rate Notes		%
Total	$
20 Fixed Rate Notes		%
Total	$
20 Fixed Rate Notes		%
Total	$
20 Fixed Rate Notes.		%
Total	$
20 Fixed Rate Notes		%
Total	$
20 Fixed Rate Notes		%
Total	$

The expenses of the offering, not including underwriting discounts, are estimated to be approximately $    million. The underwriters have agreed to reimburse us for certain of these expenses.

It is expected that delivery of the notes will be made on or about                 , 2017, which will be the          business day following the date of pricing of the notes (this settlement cycle being referred to as “T+    ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the initial pricing date of the notes or the next                business days will be required, by virtue of the fact that the notes initially will settle in T+                 , to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

New Issue of Notes

There are currently no public trading markets for the notes. We have not applied and do not intend to apply to list the notes on any securities exchange. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, they are not obligated to do so and may, in their sole discretion, discontinue any market-making in the notes at any time without notice. Therefore, we cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If an underwriter creates a short position in the notes of a series in connection with the offering (i.e., if it sells more notes of that series than are on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing notes of that series in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that any of the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

Each underwriter has represented and agreed that, in relation to each Member State of the European Economic Area (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(1)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(2)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative or representatives nominated by us for any such offer; or

(3)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the

Prospectus Directive in that Relevant Member State; and the expression “Prospectus Directive” means European Council Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(i) (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the FSMA) by us;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

Each underwriter represents, warrants and agrees that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the SFO) and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act. Each underwriter has agreed that it has not, directly or indirectly, offered or sold and will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each underwriter acknowledges that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter represents, warrants and agrees that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Other Relationships

Goldman Sachs & Co. LLC served as one of our financial advisors in connection with the Acquisition, and the underwriters and/or their respective affiliates have committed to provide debt financing for the Acquisition, including certain interim financings for the Acquisition in the event this offering is not consummated or only a portion of the notes offered are sold in this offering. In addition, Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, acts as administrative agent, and together with the other underwriters and/or their respective affiliates are lenders under our term loan credit agreement, proceeds of which, if drawn, will be used to fund the Acquisition. Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, provided a letter of credit in favor of NXP to fund a portion of the termination compensation that may be owed under the Purchase Agreement, if any. Such underwriters and their affiliates received or will receive customary fees and expenses in connection with these arrangements, a portion of which may be from the proceeds of this offering.

In addition, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, acts as administrative agent, and together with the other underwriters and/or their respective affiliates are lenders under our amended and restated revolving credit agreement, for which such underwriters and their affiliates received or will receive customary fees and expenses.

Certain underwriters and their respective affiliates may hold positions in the NXP Convertible Senior Notes, and to the extent they hold any such notes, they may also receive a portion of the proceeds from this offering. Certain underwriters and their affiliates are also lenders and/or agents under NXP’s credit agreements, for which they received or will receive customary fees and expenses.

Certain underwriters and their affiliates have engaged in and may in the future engage in commercial and investment banking services for us and our affiliates, hedging services and other commercial dealings in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF THE NOTES

Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters with respect to the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 25, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of NXP Semiconductors N.V. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and our website at http://www.qualcomm.com. The information contained on, or accessible through, our website is not deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering of the notes.

We are incorporating by reference into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended September 25, 2016 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 19, 2017);

•	our Quarterly Reports on Form 10-Q for the quarters ended December 25, 2016 and March 26, 2017;

•	our Current Reports on Forms 8-K filed on October 11, 2016, October 27, 2016, November 9, 2016, November 29, 2016, February 15, 2017, March 10, 2017 and May 19, 2017;

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the information in NXP’s Annual Report on Form 20-F for the year ended December 31, 2016, under Part I, Item 3, D, Risk Factors, Part I, Item 4, Information on the Company, Part I, Item 5, Operating and Financial Review and Prospects, Part II, Item 15, Controls and Procedures, and Part III, Item 18, Financial Statements; and

•	Exhibit 2 (Quarterly interim report of NXP for the quarter ended April 2, 2017) of NXP’s Report on Form 6-K filed on May 4, 2017.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request copies of such documents if you call or write us at the following address or telephone number: QUALCOMM Incorporated, attention Investor Relations, 5775 Morehouse Drive, San Diego, California 92121-1714, telephone: (858)-587-1121, or you may visit our website at http://www.qualcomm.com for copies of any such documents. The information contained on, or accessible through, our website is not deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering of notes. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

QUALCOMM Incorporated

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

The securities covered by this prospectus may be sold from time to time by QUALCOMM Incorporated. We may offer the securities for sale directly to purchasers or through underwriters, dealers or agents, on a continuous or delayed basis. When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement or free writing prospectus relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest in any of these securities.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “QCOM.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 17. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement and any related free writing prospectus.

Prospectus Dated May 7, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the SEC) using the “shelf” registration process under the Securities Act of 1933, as amended (the Securities Act). Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities in a manner not described herein, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution of the securities. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus, unless the context otherwise requires, the terms “Qualcomm,” “we,” “our,” “ours,” “us” and the “Company” refer to QUALCOMM Incorporated, a Delaware corporation, whose shares of common stock are publicly traded on the NASDAQ Global Select Market under the symbol “QCOM,” and its subsidiaries.

References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

We prepare our consolidated financial statements in U.S. dollars, including all of the consolidated financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally

i

accepted in the United States (U.S. GAAP). Our 52- or 53-week fiscal year ends on the last Sunday in September. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act, we may add to and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer. In addition, we are able to add our subsidiaries and securities to be issued by them if we guarantee such securities.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus is accurate as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

QUALCOMM INCORPORATED

We develop and commercialize digital communication technologies called Code Division Multiple Access (CDMA), Orthogonal Frequency Division Multiple Access (OFDMA) and several other key technologies used in handsets and tablets that contribute to end-user demand. We own significant intellectual property applicable to these technologies, including patents, patent applications and trade secrets. The mobile communications industry generally recognizes that a company seeking to develop, manufacture and/or sell products that use CDMA technology will require a patent license from us.

In addition to licensing portions of our intellectual property portfolio, which includes certain patent rights essential to and/or useful in the manufacture and sale of certain wireless products, our subsidiary Qualcomm Technologies, Inc. and its subsidiaries design, manufacture, have manufactured on our behalf and market products and services based on CDMA, OFDMA and other digital communications technologies. These products principally consist of integrated circuits (also known as chips or chipsets) and system software used in mobile devices and in wireless networks. These subsidiaries also sell other products and services, which include: integrated circuits for use in wired devices, particularly broadband gateway equipment, desktop computers and streaming media players; software products and content enablement services for wireless operators; and products designed for the implementation of small cells.

Our principal executive offices are located at 5775 Morehouse Drive, San Diego, California 92121-1714, and our telephone number is (858) 587-1121. Our website is located at http://www.qualcomm.com. Information contained on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Qualcomm described in our Annual Report on Form 10-K for the year ended September 28, 2014 and our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2015, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus, any prospectus supplement and any free writing prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. If any of these risks actually occur, our business and financial results could be harmed. In that case, the trading price of our common stock or other securities could decline. To the extent a particular offering implicates additional known material risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus, any accompanying prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein and therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Securities Act and the Private Securities Litigation Reform Act of 1995 (PSLRA), including but not limited to statements regarding the Company, industry, geographic, product, technology or demand projections, estimates, forecasts, trends, growth opportunities or our positioning or ability to capitalize thereon; our business or financial outlook, projections, estimates, guidance, forecasts, trends or growth; our business or growth initiatives or strategies; projections, estimates, forecasts, trends or growth in 3G, 3G/4G, mobile connections, mobile data traffic, small cells, device shipments or sales or average selling prices; our product roadmap; devices which may contain our products; or future products, technologies, services, innovations, features or functionality. Forward-looking statements are generally identified by words such as “expects,” “believes,” “anticipates,” “projects,” “estimates,” “guidance” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements in this prospectus, any accompanying prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein and therein by reference.

Actual results may differ materially from those referred to in the forward-looking statements for various reasons including the risks we face, which are more fully described under “Risk Factors” in this prospectus and in our annual report on Form 10-K for the year ended September 28, 2014 and the Quarterly Report for the quarterly period ended March 29, 2015, which are incorporated herein by reference. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements:

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risks associated with commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our ability to drive our customers’ demand for our products and services;

•	competition in an environment of rapid technological change;

•	our dependence on a small number of customers and licensees;

•	the continued and future success of our licensing programs;

•	attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations;

•	the enforcement and protection of our intellectual property rights;

•	government regulations and policies, or adverse rulings in enforcement or other proceedings;

•	the commercial success of our new technologies, products and services;

•	claims by third parties that we infringe their intellectual property;

•	acquisitions, strategic transactions and investments;

•	our dependence on a limited number of third-party suppliers;

•	our indebtedness;

•	our stock price and earnings volatility;

•	our ability to attract and retain qualified employees;

•	global economic conditions that impact the mobile communications industry;

•	foreign currency fluctuations; and

•	failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors.

Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include possible future stock repurchases, payment of dividends, repayments of indebtedness, corporate acquisitions or for such other purposes as may be specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the years and periods indicated. As we have no shares of preferred stock outstanding during the periods presented, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

	Six Months Ended		Year Ended(1)
	March 29, 2015	March 30, 2014	September 28, 2014	September 29, 2013	September 30, 2012	September 25, 2011	September 26, 2010
Ratio of Earnings to Fixed Charges(2)	215x	203x	252x	70x	45x	41x	64x

(1)	Our fiscal year ends on the last Sunday in September. The fiscal years ended September 28, 2014, September 29, 2013, September 25, 2011 and September 26, 2010 each included 52 weeks. The fiscal year ended September 30, 2012 included 53 weeks.
(2)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings from continuing operations before income taxes and before income (losses) from equity method investments plus fixed charges and cash distributions from equity method investments, less capitalized interest. Fixed charges include interest expense (which includes amortization of debt issuance costs), whether expensed or capitalized, and the portion of operating rental expense that management believes is representative of the interest component of rent expense, which is estimated to be one-third of rental expense.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of QUALCOMM Incorporated. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and U.S. Bank National Association (the trustee). A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of QUALCOMM Incorporated and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form; and

•

may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series);

•	the price or prices of the debt securities of the series;

•

any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

•	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest with respect to debt securities of the series will be payable or the method of such payment, if by wire transfer, mail or other means;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

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the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

•

if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes or additions to the provisions of the indenture dealing with defeasance;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

•

any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

•

if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

•

the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

•

the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

•	any provisions granting special rights to holders when a specified event occurs;

•	any guarantor or co-issuer; and

•	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

•	securities in bearer form;

•

debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

•	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

•

debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

•

any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

•	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

•

as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

•	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

•	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

•

default in payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

•	failure to pay interest on the debt securities of that series within 30 days of the due date;

•	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

•

failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

•	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•

the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•

the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

•	make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

•

reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods of, any debt security (including the impairment of the right of any holder of any debt security to receive payment of principal of and interest on such holder’s debt security);

•	make any debt security payable in money or securities other than that stated in such debt security;

•	make any change that adversely affects such holder’s right to require us to purchase a debt security, if any;

•	impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

•

in the case of any subordinated debt security or coupons pertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities);

•	change the provisions applicable to the redemption of any debt security;

•	except as provided under “—Satisfaction and Discharge of the Indenture; Defeasance,” release any security or guarantee that may have been granted with respect to the debt securities; or

•	waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

•

to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

•

to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our board of directors will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

•

to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to conform any provision in the indenture to the “Description of Notes” included in the applicable prospectus supplement;

•

to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect, in any material respect, the interests of any holders of debt securities of any series;

•

to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939, as amended (Trust Indenture Act), as then in effect;

•

to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal; to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•

in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to make any change that does not adversely affect the rights of any holder in any material respect;

•

to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•	to establish the form or terms of debt securities and coupons of any series, as described under “—General” above.

Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not QUALCOMM Incorporated, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not QUALCOMM Incorporated, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, QUALCOMM Incorporated under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our restated certificate of incorporation relating to our preferred stock.

We have 8,000,000 shares of preferred stock authorized for issuance in one or more series, at a par value of $0.0001 per share. In conjunction with the distribution of preferred share purchase rights, 4,000,000 shares of preferred stock are designated as Series A Junior Participating Preferred Stock, and such shares are reserved for issuance upon exercise of the preferred share purchase rights. As of March 29, 2015, no shares of preferred stock were outstanding.

Pursuant to Delaware law and our restated certificate of incorporation, as amended, our board of directors has the authority to provide, by filing a certificate pursuant to the Delaware General Corporation Law, for the issuance of shares of preferred stock, in one or more classes or series, and to fix the designation, powers, preferences, rights and limitations or restrictions thereof, including, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series and the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of common stock.

The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the terms of the depositary shares sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

•

We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

•

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

•

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

As of April 30, 2015, there were 1,630,161,046 shares of common stock outstanding held of record by 7,827 stockholders. The holders of our common stock are entitled to one vote for each one share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Qualcomm, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and all shares of our common stock issuable upon conversion of the preferred stock, when and if issued, will be fully paid and nonassessable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property) and the number of shares of common stock, preferred stock, depositary shares or units purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions;

•	transactions in which the broker-dealer solicits purchasers; or

•	privately negotiated transactions.

The securities covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions other than on an exchange or in the over-the-counter market, or in combination.

In addition, we may sell any securities covered by this prospectus in private transactions or pursuant to other exemptions from registration under, the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any such agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement to the extent required. Unless indicated in the prospectus supplement, such agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or compensation from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf who participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed that will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates from time to time.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 28, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and our website at http://www.qualcomm.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been furnished but not filed for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended September 28, 2014 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 22, 2015);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 28, 2014 and March 29, 2015;

•	our Current Reports on Forms 8-K filed on October 15, 2014, December 15, 2014, February 18, 2015, March 10, 2015 and March 13, 2015; and

•	our description of our common stock contained in our Registration Statement on Form S-1, as amended, initially filed with the SEC on January 16, 1992.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: QUALCOMM Incorporated, attention: Investor Relations, 5775 Morehouse Drive, San Diego, California 92121-1714, telephone: (858)-587-1121, or you may visit our website at http://www.qualcomm.com for copies of any such documents.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

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QUALCOMM Incorporated

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PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	BofA Merrill Lynch

Barclays	Citigroup	Deutsche Bank Securities

                    , 2017